UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2011

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Opus Parkway, Suite 300 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 487-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 16, 2011, Toshiba Medical Systems Corporation, a company formed under the laws of Japan (“TMSC”), announced that the subsequent offering period (the “Subsequent Offering Period”) relating to the offer (the “Offer”) by Magenta Corporation, a Minnesota corporation (“Purchaser”) and a wholly owned subsidiary of TMSC, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Vital Images, Inc., a Minnesota corporation (the “Company”), at a price of $18.75 per share of Common Stock, in cash, net to the seller, without interest and subject to any required withholding taxes, expired at 5:00 p.m., New York City time, on June 15, 2011.  As of the expiration of the Subsequent Offering Period, a total of 12,253,984 Shares were validly tendered in the Offer and in the Subsequent Offering Period, representing approximately 86.7% of the Company’s outstanding shares of Common Stock on a non-fully diluted basis, and approximately 76.8% of the Company’s outstanding shares of Common Stock on a fully diluted basis.  Purchaser has accepted for payment all shares of Common Stock that were validly tendered and not properly withdrawn in the initial offering period and all shares of Common Stock that were validly tendered in the Subsequent Offering Period and payment for such shares of Common Stock has been or will be made promptly in accordance with the terms of the Offer. The Offer and the Subsequent Offering Period occurred pursuant to the Agreement and Plan of Merger, dated as of April 27, 2011 (the “Merger Agreement”), among TMSC, Purchaser and the Company.

On June 15, 2011, in accordance with the terms of the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company a number of newly-issued shares of Common Stock that, when added to the number of shares of Common Stock owned by Purchaser, TMSC and its wholly-owned subsidiaries immediately prior to the exercise of such Top-Up Option, resulted in Purchaser, TMSC and its wholly-owned subsidiaries owning up to one share more than 90% of the outstanding shares of Common Stock, on a fully diluted basis, but not less than one share more than 90% of the outstanding shares of Common Stock, on a non-fully diluted basis (after giving effect to the exercise of such Top-Up Option), which shares were purchased by Purchaser on June 15, 2011.

On June 16, 2011, Purchaser effected a “short-form” merger, pursuant to which Purchaser merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the Minnesota Business Corporation Act (the “MBCA”), with the Company continuing as the surviving corporation. At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Purchaser, TMSC or any direct or indirect wholly owned subsidiary of TMSC or of the Company, and shares of Common Stock held by dissenting shareholders who properly exercise dissenter’s rights under the MBCA) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive $18.75 in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”). As a result of the Merger, the Company became a wholly owned subsidiary of TMSC and, following the close of trading on The Nasdaq Global Select Market on the date of the Merger, the shares of Common Stock will cease to be traded on The Nasdaq Global Select Market.

The aggregate purchase price to acquire all outstanding shares of Common Stock and equity interests of the Company was approximately $273 million.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 28, 2011 and is incorporated herein by reference.

The Company’s marketing partners include TMSC, which markets the Company’s software to its customers through its subsidiaries and distributors worldwide. The Company’s agreement with TMSC and its affiliates commenced in 1998, and has been extended multiple times, most recently through December 31, 2013. The Marketing and Distribution Agreement, which was entered into by TMSC and the Company on November 21, 2008, is a typical reseller or distributor agreement, under which TMSC markets and resells the Company’s products to its customers.  Sales through TMSC and its affiliates are a material portion of the Company’s revenues, comprising approximately 51% of the Company’s 2010 revenues, 54% of the Company’s 2009 revenues and 52% of the Company’s 2008 revenues. License revenue generated through the Company’s relationship with TMSC and its affiliates during the years ended December 31, 2010, 2009 and 2008 was $16.9 million, $18.3 million, and $23.3 million, respectively.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company will notify The NASDAQ Stock Market of its intent to remove the Common Stock from listing and request that The NASDAQ Stock Market file a delisting application with the Securities and Exchange Commission to delist the Common Stock.

Item 3.02.	Unregistered Sale of Equity Securities.

Pursuant to the Top-Up Option, on June 15, 2011 Purchaser purchased directly from the Company 7,000,000 shares of Common Stock (the “Top-Up Shares”) at a price of $18.75 per share, the same amount paid for each share tendered and accepted for payment by Purchaser pursuant to the Offer.  Purchaser paid the purchase price by delivery to the Company of a cash amount of $260,000, and a promissory note in the amount of $130,990,000.  The Top-Up Shares, when combined with the shares of Common Stock purchased in the Offer in the initial offering period and the Subsequent Offering Period, were sufficient to give Purchaser aggregate ownership of more than 90% of the outstanding shares of Common Stock.  At the time of the exercise of the Top-Up Option, Purchaser was a direct wholly owned subsidiary of TMSC.  At the effective time of the Merger, the Top-Up Shares were cancelled.  The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

On June 16, 2011, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock not tendered and purchased pursuant to the Offer (other than shares of Common Stock owned by Purchaser, TMSC or any direct or indirect wholly owned subsidiary of TMSC or of the Company, and Shares held by dissenting shareholders who properly exercise dissenter’s rights under the MBCA) was converted into the right to receive the Merger Consideration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, each of James Hickey and Sven Wehrwein resigned from the Board of Directors of the Company and from all committees of the Board of Directors on which he serves.  Pursuant to the plan of merger in the Merger Agreement, the directors of Purchaser became the initial directors of the Company as the surviving corporation of the Merger.  As a result, each of Satoshi Tsunakawa, Akio Tsukada and Calum Cunningham was removed as a director of the Company effective as of June 16, 2011.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation were amended and restated in their entirety. A copy of the Company’s articles of incorporation, as amended and restated in connection the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITAL IMAGES, INC.

Date: June 16, 2011	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company